UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	814-00991	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

328 Barry Avenue South

#210

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, the Board of Directors (the “Board”) of Mill City Ventures III, Ltd. (the “Company”) appointed Lyle Berman to serve as a director of the Company, effective immediately, to fill a vacancy on the Board pursuant to authority under the Company’s bylaws.

Mr. Berman will be entitled to receive the same compensation for service as a non-employee director as is currently provided to the other non-employee directors serving on the Board. To the Company’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Berman pursuant to which he was selected to serve as a director of the Company. Mr. Berman has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

The Company issued a press release on January 20, 2016.  A copy of this press release is included with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 20, 2016.

* * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: January 26, 2016

By:  /s/ Douglas M. Polinsky

Douglas M. Polinsky

Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated January 20, 2016.